Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-80450, 333-91863 and 333-126924) and Form S-3 (Nos. 333-128160-01, 333-39365-01, 333-3526-01 and 33-99736-01) of Tanger Properties Limited Partnership of our report dated February 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
February 28, 2008